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                                                                      Exhibit 5

                                 July 16, 2002

Board of Directors
Earle M. Jorgensen Company
3050 East Birch Street
Brea, California 92821

Re: Registration Statement on Form S-4 Relating to the Exchange Offer of $250,000,000 Principal Amount of 9 3/4% Senior Secured Notes Due 2012, Series B (the "Exchange Notes") for $250,000,000 Principal Amount of
      9 3/4% Senior Secured Notes Due 2012, Series A (the "Old Notes")

Ladies and Gentlemen:

   We have acted as counsel for Earle M. Jorgensen Company, a Delaware corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-4, Reg. No. 333-9186 (the "Registration Statement"), and the amendments thereto, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement relates to the exchange of up to an aggregate principal amount of $250,000,000 of the Company's 9 3/4% Senior Secured Notes due 2012, Series B (the "Exchange Notes") for an equal amount of its outstanding 9 3/4% Senior Secured Notes due 2012, Series A (the "Old Notes" and, together with the Exchange Notes, the "Notes"). Capitalized terms used but not defined herein shall have the meanings as set forth in the Registration Statement.

   In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers, and employers of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, as amended, (b) the Amended and Restated Certificate of Incorporation of the Company, (c) the By-laws of the Company, (d) the minutes of meetings of the Board of Directors of the Company, (e) the Indenture for the Notes, (f) the Form of Exchange Notes, and (g) the Statement on Form T-1 under the Trust Indenture Act of 1939, as amended, filed with the SEC in connection with the Indenture.

   In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

  (i) All natural persons involved in the transactions contemplated by the Registration Statement (the "Exchange Offer") and the Indenture have sufficient legal capacity

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Board of Directors
Earle M. Jorgensen Company
July 16, 2002
Page 2

       to enter into and perform their respective obligations under the Indenture and to carry out their roles in the Exchange Offer.

(ii) Each party involved in the Exchange Offer other than the Company (collectively the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it.

(iii) Each of the Other Parties has complied with all legal requirements pertaining to its status as such related to its rights to enforce the Indenture against the Company.

(iv) The conduct of the parties to the Exchange Offer complies with any requirement of good faith, fair dealing and conscionability.

 (v) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

(vi) All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, applicable to this opinion, are generally available to lawyers practicing in California and are in a format that makes legal research reasonably feasible.

   Based upon and subject to the foregoing, it is our opinion that:

 (1) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

 (2) The Exchange Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in the manner set forth in the Registration Statement, will be legally issued and will be binding obligations of the Company under the terms of the Indenture, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; (iii) as rights to indemnify or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (iv) that we express no opinion as to the waiver of the defense of usury.

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Board of Directors
Earle M. Jorgensen Company
July 16, 2002
Page 3


 (3) The Exchange Notes need not bear the Private Placement Legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act.

 (4) The Exchange Notes are being issued pursuant to an effective Registration Statement under the Securities Act.

   We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the statement made in reference to this firm under "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

                                          Very truly yours,

                                          KATTEN MUCHIN ZAVIS ROSENMAN